Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 033-52877, 333-127055, 333-174637 and 333-231245) of ArcBest Corporation on Form S-8 of our report dated June 24, 2020 on our audits of the financial statements and financial statement schedules of ArcBest 401(k) and DC Retirement Plan as of December 31, 2019 and 2018, and the years ended December 31, 2019 and 2018, which report is included in this Annual Report on Form 11-K.

/s/BKD, LLP

Oklahoma City, Oklahoma

June 24, 2020